UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01.Financial Statements and Exhibits
Credit Agreement
Security Agreement
Pledge Agreement
Continuing Guaranty
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing
Deed of Trust, Assignment of Leases and Rents, Seucrity Agreement and Fixture Filing
Deed of Trust, Assignment of Leases and Rents, Seucrity Agreement and Fixture Filing
Deed of Trust, Assignment of Leases and Rents, Seucrity Agreement and Fixture Filing
Deed of Trust, Assignment of Leases and Rents, Seucrity Agreement and Fixture Filing
Purchase Agreement
Notes Dominion Account Agreement
Security Agreement Acknowledgment
Intercreditor and Subordination Agreement
First Amendment to the Third Amended and Restated Management Agreement
First Amendment to the Third Amended and Restated Development Agreement
Assignment and Assumption Agreement
Release and Indemnification Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Bank of America, N.A. Loan Financing
     On June 22, 2006, Lakes Entertainment, Inc. (“Lakes” or the “Company”) through its wholly-owned subsidiary, Lakes Gaming and Resorts, LLC (“Borrower”), closed on a $105 million financing facility with Bank of America, N.A. (the “BofA”), serving as administrative agent with certain lenders (the “Lenders”) pursuant to the terms and conditions of a Credit Agreement dated as of June 22, 2006 (the “Credit Agreement”) among Lakes, Lakes Gaming and Resorts, LLC, BofA and the Lenders. Banc of America Securities LLC served as sole lead arranger and sole book manager for the transaction. An initial draw of $105 million was made under the Credit Agreement, and another $50 million can be drawn in $12.5 million increments, subject to the satisfaction of certain conditions. Any funds drawn under the Credit Agreement bear interest at the rate of LIBOR plus 6.25% per annum, subject to adjustment or change as specified in the Credit Agreement, and are due and payable on the fourth anniversary of the closing date. Subject to certain premiums, Lakes may prepay the facility in whole or in part at any time. Pursuant to the terms of the Credit Agreement, Borrower paid a closing fee of $1.5 million, and is obligated to pay a $50,000 annual administrative agent fee to BofA.
     The loan under the Credit Agreement is secured by substantially all of the material assets of Lakes and its subsidiaries, including the proceeds from its management, development and consulting agreements with Indian tribes, its real property located in California, Minnesota and Mississippi, its deposit and security accounts, its equity interests in subsidiaries not involved in Indian gaming projects and promissory notes relating to the casino project with the Pokagon Band of Potawatomi Indians in Michigan pursuant to the terms and conditions of, among other agreements, a Security Agreement dated as of June 22, 2006 by Lakes and various subsidiaries of Lakes (the “Subsidiaries”) in favor of BofA, and a Pledge Agreement dated as of June 22, 2006 by Lakes and the Subsidiaries in favor of BofA. Lakes’ shares of WPT Enterprises, Inc. (Nasdaq: WPTE) (“WPTE”) do not secure the loan under the Credit Agreement, and Lakes is entitled to sell up to 3 million of the approximate 12.5 million WPTE shares it owns without application of the proceeds of such sale to reduction of the amounts owing under the Credit Agreement. However, in the event Lakes were to sell more than 3 million WPTE shares, the proceeds of such sale over and above the amount realized on the 3 million shares would be required to be placed in a cash collateral account securing the loan under the Credit Agreement. In addition, Lakes and the Subsidiaries have guaranteed the repayment of the loan under the Credit Agreement pursuant to the terms of a Continuing Guaranty dated as of June 22, 2006.
     The loan under the BofA Facility can be declared immediately due and payable upon the occurrence of an event of default that is not cured within any applicable cure period. Events of default include, but are not limited to, the following:
     (a) the failure of Borrower, Lakes or any of the Subsidiaries (individually, a “Loan Party” and collectively, the “Loan Parties”) to pay principal and interest payable under the Credit Agreement when due; or
     (b) any representation or warranty made in connection with the Credit Agreement shall have been incorrect or misleading when made or deemed made; or
     (c) the failure of the Loan Parties to perform or comply with the terms of the Credit Agreement and the documents relating to such financing facility; or
     (d) bankruptcy, insolvency, dissolution, liquidation, winding up, reorganization or similar proceedings are instituted against any Loan Party or any subsidiary of a Loan Party, or any Loan Party or any of subsidiary of a Loan Party is generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or

     (e) any Loan Party or any subsidiary of a Loan Party (A) fails to make any payment when due with respect to any indebtedness or guarantee (other than indebtedness under the Credit Agreement and indebtedness under swap contracts) having an aggregate principal amount of more than $1 million, or (B) fails to observe or perform any other agreement or condition relating to any such indebtedness or guarantee or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness or the beneficiary or beneficiaries of such guarantee to cause, with the giving of notice if required, such indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed, or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or
     (f) there is entered against any Loan Party or any subsidiary of a Loan Party (A) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $1 million (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in the Credit Agreement) and, in either case, (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (g) an ERISA event (as defined in the Credit Agreement ) occurs with respect to a pension plan or multiemployer plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the pension plan, multiemployer plan or the Pension Benefit Guaranty Corporation in an aggregate amount in excess of $1 million,
     (h) the Borrower or any ERISA affiliate (as defined in the Credit Agreement) fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a multiemployer plan in an aggregate amount in excess of $1 million; or
     (i) any provision of the Credit Agreement and certain other documents delivered pursuant to the Credit Agreement (the “Loan Documents”), at any time after such Loan Document’s execution and delivery and for any reason other than as expressly permitted under such Loan Documents or satisfaction in full of all the amounts due under the Credit Agreement, ceases to be in full force and effect; or any Loan Party or any other person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
     (j) there occurs any change of control (as defined in the Credit Agreement); or
     (k) any of the security, pledge and similar agreements shall for any reason (other than pursuant to the terms of such agreements) cease to create a valid and perfected first priority lien (subject to liens permitted by the Credit Agreement) on the collateral purported to be covered by such agreements; or
     (j) the subordination provisions of the documents evidencing or governing any subordinated indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated indebtedness; or the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Lenders or (C)

that all payments of principal of or premium and interest on the applicable subordinated indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.
     Approximately $25 million of the initial draw under the financing facility was used to repay in full Lakes’ loan from PLKS Holdings, LLC, an affiliate of Prentice Capital Management, LP (collectively, “Prentice Capital”) under a Financing Agreement dated February 15, 2006 and Prentice Capital released its security interest which covered substantially all of the assets of Lakes. As a result of repaying the Prentice Capital loan in full without any additional draws under the financing facility, common stock purchase warrants previously issued to Prentice Capital remain exercisable for 1.25 million shares and warrants to purchase up to approximately 3.21 shares have lapsed and will not become exercisable. The 4,457,751 shares of Series A Convertible Preferred Stock, par value $0.01 per share, sold to Prentice Capital remain outstanding. These preferred shares have no dividend rights, had voting rights only if there had been a default under the February 15, 2006 Financing Agreement, and become convertible into common stock of Lakes (on a fixed one-to-one basis) only if and when the warrants are cancelled in accordance with the terms of the warrants.
     Copies of the Company’s material agreements relating to, and the press release announcing, the BofA financing facility are attached as exhibits to this Current Report.
Pokagon Band of Potawatomi Indians Financing for Four Winds Casino
     The Pokagon Band of Potawatomi Indians and certain of its affiliates who acquired rights and obligations under an Assignment and Assumption Agreement dated effective as of May 25, 2006 (the “Pokagon Band”) closed on a $305 million senior note financing pursuant to the terms and conditions of a Purchase Agreement dated as of June 22, 2006 (the “Purchase Agreement”) among Banc of America Securities LLC, Lakes’ subsidiary, Great Lakes Gaming of Michigan, LLC (the “Manager”), and the Pokagon Band, and a $75 million commitment for furniture, fixtures and equipment ( the “FF&E Loan”) to fund the Four Winds Casino project in New Buffalo Township, Michigan. The Manager has management and development agreements with the Pokagon Band to develop and manage the Four Winds Casino.
     In connection with these financing arrangements the Manager entered into an Intercreditor and Subordination Agreement dated as of June 22, 2006 with the U.S. Bank National Association, as trustee, and U.S. Bank National Association, as collateral agent, by which payment of loans made by the Manager to the Pokagon Band and other amounts payable by the Pokagon Band under the management and development agreements (including management fees payable to Manager with respect to the Four Winds Casino), as well as security interests securing such payments, have been subordinated to the payment of and security interests securing such financing arrangements and certain additional financing arrangements as may be made available to the Pokagon Band.
     In addition, the Manager entered into a Notes Dominion Account Agreement dated as of June 22, 2006 with the Pokagon Band, U.S. Bank National Association and Fifth Third Bank, which established one or more accounts into which Pokagon Band revenues will be deposited on a daily basis, and from which the Manager will have the sole right to withdraw funds to make such payments required or permitted by its management and development agreements with the Pokagon Band as are also permitted by the financing arrangements, so long as no event of default has occurred with respect to such financing arrangements. Such accounts secure the $305 million senior note financing and certain additional financing arrangements as may be made available to the Pokagon Band and, on a subordinate basis, the loan, management fee and other payment obligations of the Pokagon Band to the Manager.

     In connection with the FF&E Loan, Manager intends to enter into an Intercreditor and Subordination Agreement, to be effective as of June 22, 2006, with Wells Fargo Bank Northwest, National Association, as collateral agent, by which payment of the loans made by the Manager to the Pokagon Band and other amounts payable by the Pokagon Band under the management and development agreements (including management fees payable to Manager with respect to the Four Winds Casino) have been subordinated to the payment of the FF&E Loan. A copy of this Intercreditor and Subordination Agreement will be filed by amendment to this Current Report after the parties have finalized and agreed to its definitive terms.
     Pursuant to a Security Agreement Acknowledgment dated June 22, 2006, the Manager has agreed that the security interest granted by the Pokagon Band to secure amounts payable by the Pokagon Band to the Manager will not attach to the furniture, furnishing, equipment and other assets comprising collateral for the FF&E Loan unless and until the FF&E Loan is repaid or, with respect to an item of such collateral, such item is released from the security interest securing the FF&E Loan.
     Finally, also in connection with these financing arrangements, the Manager released mortgages it previously held on certain non-gaming lands owned by the Pokagon Band.
     Copies of the Company’s material agreements relating to, and the press release announcing, the Pokagon Band senior note financing are attached as exhibits to this Current Report.
Item 1.02. Termination of a Material Definitive Agreement.
The following agreements were terminated as of June 22, 2006 as a result of the Company entering into the financing facility described in Item 1.01 above under the caption “Bank of America, N.A. Loan Financing”:
•	Financing Agreement dated as of February 15, 2006 among Lakes Entertainment, Inc., various subsidiaries of Lakes Entertainment, Inc., and PLKS Funding, LLC.

•	Securities Purchase Agreement dated as of February 15, 2006 between Lakes Entertainment, Inc. and PLKS Holdings, LLC including the Schedule of Buyers.

•	Security Agreement dated as of February 15, 2006 among Lakes Entertainment, Inc. and various subsidiaries of Lakes Entertainment, Inc. in favor of PLKS Funding, LLC.

•	Pledge Agreement dated as of February 15, 2006 among Lakes Entertainment, Inc. and various subsidiaries of Lakes Entertainment, Inc. in favor of PLKS Funding, LLC.

•	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes Entertainment, Inc. in favor of PLKS Funding, LLC.

•	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes Kean Argovitz Resorts-California, L.L.C. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of PLKS Funding, LLC (Beneficiary).

•	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes KAR Shingle Springs, L.L.C. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of PLKS Funding, LLC (Beneficiary).

•	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes Shingle Springs, Inc. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of PLKS Funding, LLC (Beneficiary).
Pursuant to the foregoing agreements, Prentice Capital had provided the Company with a $50 million financing facility secured by substantially all of the material assets of Lakes and its subsidiaries other than WPTE, including all fees or rights to cash flow from the Company’s casino projects as well as by its real property located in California and Minnesota. The Company received an initial draw of $25 million under this financing facility on February 15, 2006. Funds drawn under the facility were subject to interest at the rate of 12% per annum and were due and payable on February 15, 2009. No penalties were incurred by the Company in connection with terminating this financing facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The discussion set forth in Item 1.01 above under the caption “Bank of America, N.A. Loan Financing” is incorporated into this Item 2.03 by this reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

10.1	Credit Agreement dated as of June 22, 2006 among Lakes Entertainment, Inc., Lakes Gaming and Resorts, LLC, Bank of America, N.A. and various lenders. (1)

10.2	Security Agreement dated as of June 22, 2006 among Lakes Entertainment, Inc. and various subsidiaries of Lakes Entertainment, Inc. in favor of Bank of America, N.A. (2)

10.3	Pledge Agreement dated as of June 22, 2006 among Lakes Entertainment, Inc. and various subsidiaries of Lakes Entertainment, Inc. in favor of Bank of America, N.A. (3)

10.4	Continuing Guaranty dated as of June 22, 2006 entered into by various subsidiaries of Lakes Entertainment, Inc. in favor of Bank of America, N.A.

10.5	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 22, 2006 by Lakes Entertainment, Inc. in favor of Bank of America, N.A.

10.6	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 22, 2006 by Lakes Gaming-Mississippi, LLC (Trustor) to B. Blake Teller, esq. (Trustee) for the benefit of Bank of America, N.A. (Beneficiary).

10.7	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 22, 2006 by Lakes Kean Argovitz Resorts-California, L.L.C. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of Bank of America, N.A. (Beneficiary).

10.8	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 15, 2006 by Lakes KAR Shingle Springs, L.L.C. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of Bank of America, N.A. (Beneficiary).

10.9	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 22, 2006 by Lakes Shingle Springs, Inc. (Trustor) to Fidelity National Title Insurance Company (Trustee) for the benefit of Bank of America, N.A. (Beneficiary).

10.10	Purchase Agreement dated as of June 15, 2006 among Great Lakes Gaming of Michigan, LLC, Pokagon Band of Potawatomi Indians, Pokagon Gaming Authority, Pokagon Properties, LLC, Filbert Land Development, LLC and Banc of America Securities LLC. (4)

10.11	Notes Dominion Account Agreement dated as of June 22, 2006 among Great Lakes Gaming of Michigan, LLC, Pokagon Gaming Authority, U.S. Bank National Association and Fifth Third Bank.

10.12	Security Agreement Acknowledgment dated as of June 22, 2006 between Lakes Gaming of Michigan, LLC and Pokagon Gaming Authority.

10.13	Intercreditor and Subordination Agreement dated as of June 22, 2006 among Great Lakes Gaming of Michigan, LLC, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Collateral Agent.

10.14	First Amendment dated June 1, 2006 to the Third Amended and Restated Management Agreement dated January 25, 2006 among Great Gaming of Michigan, LLC, Pokagon Band of Potawatomi Indians, and Pokagon Gaming Authority.

10.15	First Amendment dated June 1, 2006 to the Third Amended and Restated Development Agreement dated January 25, 2006 among Great Gaming of Michigan, LLC, Pokagon Band of Potawatomi Indians, and Pokagon Gaming Authority.

10.16	Assignment and Assumption Agreement dated May 25, 2006 among Pokagon Band of Potawatomi Indians, Pokagon Gaming Authority, Great Lakes Gaming of Michigan, LLC, Lakes Entertainment, Inc. f/k/a Lakes Gaming, Inc, Lakes Gaming and Resorts, LLC, Pokagon Properties, LLC and Filbert Land Development, LLC.

10.17	Release and Indemnification Agreement dated as of June 22, 2006 among Lakes Entertainment, Inc., Great Lakes Gaming of Michigan, LLC, Banc of America Securities LLC, Banc of America Leasing & Capital, LLC, Bank of America, N.A., Fifth Third Bank, Wells Fargo Bank Northwest, National Association and U.S. Bank National Association.

99.1	Lakes Entertainment, Inc. Press Release dated June 23, 2006.

(1)	Pursuant to Item 601(b)(2) of Regulation S-K, other than Exhibits E, F-1, F-2 and G attached to this Current Report as Exhibits 10.4, 10.2, 10.3 and 10.6- 10.9, respectively, the exhibits and schedules to the Credit Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such exhibits and schedules upon request of the Securities and Exchange Commission.
(2)	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Security Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

(3)	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Pledge Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.
(4)	Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Purchase Agreement have been omitted. Lakes Entertainment, Inc. agrees to supplementally furnish such exhibits and schedules upon request of the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: June 28, 2006	/s/Timothy J. Cope

Name: Timothy J. Cope
Title: President and Chief Financial Officer